UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2024

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-273760	84-3870355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 373, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-629-1990

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 31, 2024, the Board of Directors of Blue Chip Capital Group, Inc. (the “Company”) approved the engagement of Barton CPA, Cypress, TX (“Barton”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending May 31, 2024, including review the Company’s interim quarterly financial statements for the period ended February 29, 2024. In connection with the selection of Barton, the Company agreed not to reengage Hudgens CPA PLLC (“Hudgens”) as the Company’s independent registered public accounting firm.

During the years ended May 31, 2023, 2022, 2021 and 2020, and the subsequent interim period through November 30, 2023, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Hudgens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hudgens, would have caused Hudgens to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The audit reports of Hudgens on the Company’s consolidated financial statements as of and for the years ended May 31, 2023, 2022, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years-ended May 31, 2023 and 2022, and the subsequent interim period through November 30, 2023, neither the Company nor anyone on its behalf has consulted Barton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Barton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have delivered a copy of this Form 8-K containing disclosure under Item 4.02 to Hudgens CPA, PLLC and requested that it furnish to the Commission its letter regarding the disclosure Item 4.02 with respect to its firm. A copy of such letter is attached hereto as Exhibit 16.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. (a) (1) If a director has resigned or refuses to stand for re-election to the board.

On March 29, 2024, the Company’s Board of Directors (the “Board”) approved the appointment of Mr. James C. DiPrima as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. In connection with Mr. DiPrima’s appointment, Mr. Joseph Richard Moran, the Company’s founder/control person, Chief Executive Officer and Chief Financial Officer, has agreed to continue to serve as an executive officer, in the capacity of Chief Operating Officer. In addition, on March 29, 2024, the Board approved the appointment of Freddy Cimper as the Company’s Chief Technical Officer.

James C. DiPrima, Age 75, Interim Chief Executive Officer and Chief Financial Office: Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska. His career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte Haskins & Sells in the audit division, the predecessor company to Deloitte & Touche. He has held various positions with start-up companies, as a comptroller of a manufacturing company, founded and operated an accounting and tax consulting firm focused on medical practice management and tax planning. He has acted as a contract Chief Financial Officer for multiple traded companies.

Mr. DiPrima has been working in various positions with public traded companies since 1995 and currently provides consulting for several other public companies in the area of accounting, tax planning and financial reporting.

Mr. DiPrima’s accomplishments included guiding several companies through acquisitions and mergers, raising capital and consulting on various mezzanine financings. Most recently he has served as a director for several companies in the alternative energy, pharmaceutical and entertainment industries. At this time Mr. DiPrima is CEO of PAO Group, Inc. (OTC: PAOG) a publicly traded holdings company dedicated to operating businesses within the medical cannabis sector He currently is CEO of Green Stream Holding, Inc. (OTC: GSFI) a company providing solutions in the alternative energy sector. He is acting CFO for Starstream Entertainment, Inc. (OTC: SSET) a company providing event staffing, acting CFO for GBX International (OTC GBXI) a holding company with patents in various medical products, and acting CFO of Pacific Software, Inc. (OTC PFSF), a company focused on the development of skin care products.

Joseph R. Moran Age 65, Chief Operating Officer and Former Chief Executive Officer and Chief Financial Officer: Mr. Moran is an International Entrepreneur with business activities across the USA and Western Europe. Joseph R. Moran has been a leading distributor in the upholstery textile industry over the last three decades and was known as the second largest trimming supplier in the USA, with warehouses across America and offices in the East and West Coasts and distribution in Central and South America, Middle East, Europe and Eastern Europe. As founder and CEO of three separate companies servicing different spheres of the industry from commodities to high end fashion houses, his activities have involved both business and financial matters including in Germany where he continued designing manufacturing and distribution across Europe. Mr. Moran is the founder and CEO of several German real estate companies working in construction and development based in Bavaria, Germany, with a track record of investment and value creation in urban mixed use of real estate in Germany as well as a leading reputation in historical property development. We believe that Mr. Moran’s established relationships with businesses and regional and local authorities and leaders in the U.S. and Europe should assist the Company to capitalize on the crowdfunding market’s arising opportunities.

Freddy Cimper, Age 41, Chief Technology Officer: Mr. Cimper has been an entrepreneur for the past 13 years, assisting business clients with their digital projects, from large-scale companies to startups in their early stage. From these experiences, Mr. Cimper developed expertise in both computer engineering and project management. Mr. Cimper’s skills in consulting, digital strategy, product design (UX/UI), functional & technical specifications, project and team management, enable him to have a deep understanding of the whole product development cycle.

After a first significant experience in 2008 at Société Générale CIB where he was in charge of the functional design of Business Intelligence solutions, Mr. Cimper co-founded a digital agency (DEMAGIS) in 2010 as COO. In 2012, Mr. Cimper created his own agency called SPLIT, bringing together digital experts to support Key Account or Start-up clients. He also designed and created Milango.io in 2020 specializing in marketplace solution design and development. In 2023, Mr. Cimper bought “Marché D’Ici”, a marketplace connecting local producers and consumers.

Mr. Cimper holds a master’s degree at Telecom School of Management (Institut Mines / Telecom - Top 10 ) with a major in Information Systems Engineering. Since 2012, Mr. Cimper regularly lectures at Telecom Ecole de Management (Les Mines Group) on Digital Marketing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Auditor’s Letter Regarding the Disclosure in Item 4.02
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 5, 2024

Blue Chip Capital Group, Inc.

/s/: James C. DiPrima
Name:	James C. DiPrima
Title:	Interim Chief Executive Officer